AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON November 20, 2001
                                                     REGISTRATION NO. 333-72012

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________
                                AMENDMENT NO. 1
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                         CONCURRENT COMPUTER CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

               DELAWARE                                        04-2735766
    (State or Other Jurisdiction of                         (I.R.S. Employer
     Incorporation or Organization)                        Identification No.)

                                 _______________

                            4375 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
                                 (678) 258-4000
    (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                 _______________

                                STEVEN R. NORTON
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         CONCURRENT COMPUTER CORPORATION
                            4375 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
                                 (678) 258-4000

  (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                                 _______________

                                   COPIES TO:
                                 ALAN J. PRINCE
                               JOHN D. CAPERS, JR.
                                 KING & SPALDING
                           191 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

                                 _______________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                 _______________

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================
TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE    PROPOSED MAXIMUM OFFERING  PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
TO BE REGISTERED                      REGISTERED         PRICE PER SHARE (1)         OFFERING PRICE (1)     REGISTRATION FEE (2)
---------------------------------  ----------------  -------------------------  --------------------------  --------------------
Common Stock, $0.01 par value      2,054,431 shares  $                    9.43  $               19,373,285  $              4,844
per share . . . . . . . . . . .
---------------------------------  ----------------  -------------------------  --------------------------  --------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act.

(2)  Previously paid.
                                 _______________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      PRELIMINARY PROSPECTUS-SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2001


                                 _______________


     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the common stock covered by this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the common stock and it is not soliciting an offer to buy the common stock in any state where the offer or sale is not permitted.

                                 _______________

                         CONCURRENT COMPUTER CORPORATION

                        2,054,431 SHARES OF COMMON STOCK

     This Prospectus relates to the public offering of 2,054,431 shares of our common stock that are issuable upon exercise of warrants we granted to the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of these shares. We will receive proceeds if and when the warrants are exercised by the selling stockholders, and those warrant proceeds will be used for general corporate purposes.

     The prices at which the selling stockholders may sell the shares will be determined by or based on the prevailing market price for the shares or in negotiated transactions. The selling stockholders may also sell the shares to or with the assistance of broker-dealers, who may receive compensation in excess of their customary commissions.

     Our common stock is traded on the Nasdaq National Market under the symbol "CCUR." On November 19, 2001 the last reported sale price of our common stock was $14.85 per share.

                                 _______________

     THE COMMON STOCK OFFERED INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" IN OUR CURRENT REPORT ON FORM 8-K, DATED OCTOBER 22, 2001, WHICH IS INCORPORATED HEREIN BY REFERENCE, FOR A DISCUSSION OF SOME IMPORTANT RISKS YOU SHOULD CONSIDER BEFORE BUYING ANY SHARES OF COMMON STOCK.

                                 _______________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                THE DATE OF THIS PROSPECTUS IS NOVEMBER __, 2001.

                                    BUSINESS

OVERVIEW

     We are a leading provider of computer systems for both the emerging video-on-demand market through our Xstreme division and real-time applications through our Real-Time division. We provide computer hardware (our video servers) and related software, referred to as our video-on-demand systems, primarily to residential cable television operators. We also provide high-performance computer systems, referred to as our real-time systems, for simulations, data acquisition and industrial process applications. We market our real-time systems to government agencies, government suppliers and commercial markets where the immediate capture and delivery of information is critical. We expect that substantially all our future revenue growth will come from our Xstreme division which began commercial sales in 1999.

     Our video-on-demand systems consist of digital video servers and related software that enable cable operators to deliver video-on-demand to their subscribers. In order to provide video-on-demand, the cable operator's system must be upgraded to carry digital, rather than analog, signals, and the cable subscriber must have a digital set-top box. We expect that all seven of the largest U.S. cable system operators will begin deploying video-on-demand services in one or more residential markets by mid-2002. We believe we are well-positioned to be a provider of choice to these cable operators.

     Initially, we focused our video-on-demand business on the development of systems compatible with Scientific-Atlanta, Inc. digital cable equipment. In October 1999, we acquired Vivid Technology, Inc. and obtained technology compatible with Motorola digital cable equipment. We recently introduced our MediaHawk Model 2000 video-on-demand system, which is compatible with both Scientific-Atlanta and Motorola equipment.

     A real-time system is specially designed to acquire, process, store, and display large amounts of rapidly changing information in real-time with microsecond response as changes occur. We have over 30 years of experience in real-time systems, including specific expertise in systems, applications software, productivity tools, and networking. Our systems provide real-time applications for gaming, simulation, engine test, air traffic control, weather analysis, and mission critical data services such as financial market information. We are currently developing a new real time operating system on the Linux platform to provide our real time customers an alternative to our original, proprietary platform.

     We were incorporated in Delaware in 1981 under the name Massachusetts Computer Company.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares by the selling stockholders. All the proceeds will be received by the selling stockholders. We will receive proceeds if and when the warrants are exercised by the selling stockholders, and those warrant proceeds will be used for general corporate purposes.

                              SELLING STOCKHOLDERS

     We are registering all 2,054,431 shares covered by this prospectus on behalf of the selling stockholders. We have registered the shares to permit the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares from the selling stockholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when they deem appropriate.

     We issued Scientific-Atlanta, Inc. a warrant to purchase 2,000,000 shares of our common stock directly from us. The warrant was originally issued on August 17, 1998, in connection with an agreement with Scientific-Atlanta, Inc. to jointly develop and market a video-on-demand system. Under the agreement, we were able to receive early development releases from Scientific-Atlanta. In addition, we have jointly developed a system architecture that is compliant with AOL Time Warner video-on-demand architecture requirements. Further, Scientific-Atlanta may in certain circumstances have the right to receive additional warrants to purchase up to a maximum of 8,000,000 additional shares of our common stock under the agreement. The granting of these additional warrants will be based upon performance goals measured by the revenue we receive from sales of equipment to systems employing Scientific-Atlanta's equipment. To date, no additional warrants have been granted. In January 2001, Scientific-Atlanta transferred the warrant to purchase the 2,000,000 shares covered by this prospectus to an affiliate, Scientific-Atlanta Strategic Investments, L.L.C. The warrant is currently exercisable at a price of $5.00 per share and must be exercised on or before August 17, 2002.

     We issued Comcast Concurrent Holdings, Inc. warrants to purchase 54,431 shares of our common stock directly from us. A warrant to purchase 50,000 shares was issued on March 29, 2001, in connection with a multi-year strategic purchase agreement with Comcast. A warrant to purchase 4,431 shares was issued to Comcast Concurrent Holdings on October 9, 2001, because performance goals under the agreement were met. We are generally obligated to issue new warrants to purchase shares of our common stock to Comcast Concurrent Holdings at the end of each quarter through March 31, 2004, based upon performance goals measured by the number of subscribers to Comcast's cable service with the ability to utilize our video-on-demand systems. We will also issue additional warrants to purchase shares of our common stock, if at the end of any quarter the total number of Comcast cable subscribers with the ability to utilize our video-on-demand system exceeds specified threshold levels. The warrant to purchase 50,000 shares is currently exercisable at a price of $5.196 per share and must be exercised by March 29, 2005. The warrant to purchase 4,431 shares is currently exercisable at a price of $6.251 per share and must be exercised by October 9, 2005.

     The following table sets forth the name of the selling stockholders, the number of shares of our common stock owned by the selling stockholders as of October 19, 2001, the number of shares that may be offered under this prospectus, and the number of shares of our common stock owned by the selling stockholders after this offering is completed. We have prepared this table based on information provided to us by the selling stockholders. Other than as described above, neither of the selling stockholders has had a material relationship with us within the past three years. The number of shares in the column "Number of Shares Being Offered" represent all of the shares that the selling stockholders may offer under this prospectus. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders.

                                              SHARES BENEFICIALLY                  SHARES BENEFICIALLY
                                                    OWNED                                 OWNED
                                             PRIOR TO OFFERING (1)    NUMBER OF     AFTER OFFERING (3)
                                            -----------------------  SHARES BEING  --------------------
NAME OF SELLING STOCKHOLDERS                  NUMBER      PERCENT     OFFERED (2)  NUMBER    PERCENT
------------------------------------------  ---------  ------------  ------------  ------  ------------

Scientific-Atlanta Strategic Investments,   2,000,000          3.3%     2,000,000       0             *
L.L.C. (4)

Comcast Concurrent Holdings, Inc. (5)          54,431            *         54,431       0             *

--------------------------
* Represents beneficial ownership of less than one percent of our common stock.
(1) Percentage ownership is based on 60,819,122 shares of our common stock outstanding on November 2, 2001, and is calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act.
(2) This registration statement shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(3) Assumes the sale of all shares offered hereby and no other purchases or sales of our common stock.
(4) Scientific-Atlanta Strategic Investments, L.L.C. is an indirect wholly owned subsidiary of Scientific-Atlanta, Inc., a publicly traded company which has its common stock listed on the New York Stock Exchange under the ticker symbol "SFA."
(5) Comcast Concurrent Holdings, Inc. is an indirect wholly owned subsidiary of Comcast Corporation, a publicly traded company which has its common stock traded on the Nasdaq National Market under the ticker symbol "CMCSK."


                              PLAN OF DISTRIBUTION

     Our common stock may be offered for sale and sold in one or more transactions, including block transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares of common stock may be sold directly, through agents designated from time to time, or by such other means as may be specified in any supplement to this prospectus. Participating agents or broker-dealers in the distribution of any of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any discount or commission received by any underwriter and any participating agents or broker-dealers, and any profit on the resale of shares of common stock purchased by any of them may be deemed to be underwriting discounts or commissions under the Securities Act.

     Shares of our common stock may be sold through a broker-dealer acting as agent or broker or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such shares of common stock to the public at varying prices to be determined by the broker-dealer at the time of resale.

     To the extent required, the number of shares of common stock to be sold, information relating to the underwriters, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in an accompanying supplement to this prospectus.

     If underwriters are used in a sale, shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Shares of common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of shares of common stock will be named in the supplement to this prospectus relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be stated on the cover of the prospectus supplement.

     Under the securities laws of some states, the shares of common stock registered by the registration statement may be sold in those states only through registered or licensed brokers or dealers.

     Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

     Upon sale under the registration statement that includes this prospectus, the shares of common stock registered by the registration statement will be freely tradable in the hands of persons other than our affiliates.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this offering is completed.

     1.   Our Annual Report on Form 10-K for the fiscal year ended June 30,
          2001;

     2. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

     3. The description of our common stock contained in the Registration Statement on Form 8-A dated January 23, 1986; and

     4. Our Current Reports on Form 8-K, dated October 22, 2001 and October 25, 2001.

     The reports and other documents that we file after the date of this prospectus will update and supersede the information in this prospectus.

     You may request a copy of these filings by writing or telephoning us at:
Concurrent Computer Corporation, 4375 River Green Parkway, Duluth, Georgia 30096, Attn: Assistant Secretary; phone: (678) 258-4000.

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE SELLING STOCKHOLDERS IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements made or incorporated by reference in this prospectus may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this prospectus, the words "believes," "expects," "estimates" and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation:

     -    changes in product demand;
     -    economic conditions;
     -    various inventory risks due to changes in market conditions;
     - uncertainties relating to the development and ownership of intellectual property;
     - uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights;
     -    the pricing and availability of equipment, materials and inventories;
     -    the limited operating history of our video-on-demand segment;
     -    the concentration of our customers;
     -    failure to effectively manage growth;
     -    delays in testing and introductions of new products;
     -    rapid technology changes;
     -    the highly competitive environment in which we operate; and
     -    the entry of new well-capitalized competitors into our markets.

     Other important risk factors are discussed in our Current Report on Form 8-K, dated October 22, 2001, incorporated herein by reference.

     Our forward looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus will be passed upon for us by King & Spalding. Bruce N. Hawthorne, a partner of King & Spalding, is a director of Concurrent.

                                     EXPERTS

     The consolidated financial statements as of and for each of the years in the two year period ended June 30, 2001 and the related financial statement schedule for each of the years in the two year period ended June 30, 2001 incorporated in this prospectus and in the registration statement by reference from Concurrent's Annual Report on Form 10-K for the year ended June 30, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and schedule of Concurrent for the year ended June 30, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

NO  DEALER,  SALESPERSON  OR  OTHER  PERSON  HAS BEEN AUTHORIZED     Prospectus November __, 2001
TO GIVE  ANY  INFORMATION  OR  TO  MAKE ANY  REPRESENTATION NOT
CONTAINED  IN  THIS  PROSPECTUS  IN  CONNECTION  WITH THE OFFER
MADE  BY  THIS  PROSPECTUS  AND,  IF  GIVEN  OR  MADE, SUCH
INFORMATION  OR  REPRESENTATION  MUST  NOT  BE  RELIED UPON  AS
HAVING  BEEN  AUTHORIZED  BY  US.  THIS  PROSPECTUS  DOES  NOT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY
ANY  SECURITIES  OTHER  THAN  THE  COMMON  STOCK  TO  WHICH  IT
RELATES,  OR  AN  OFFER  IN  ANY  JURISDICTION  TO ANY PERSON TO
WHOM  IT  IS  UNLAWFUL  TO  MAKE  SUCH  AN  OFFER  IN  SUCH
JURISDICTION.  NEITHER THE DELIVERY OF  THIS PROSPECTUS  NOR ANY
SALE  HEREUNDER  SHALL,  UNDER  ANY  CIRCUMSTANCES,  CREATE  AN
IMPLICATION  THAT  THE  INFORMATION  CONTAINED HEREIN IS CORRECT
AT ANY TIME AFTER THE DATE HEREOF.


                                                                          2,054,431 Shares


                       Table Of Contents
                                                            Page
                                                            ----
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 3
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . 3
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . 4         CONCURRENT COMPUTER
Where You Can Find More Information. . . . . . . . . . . . . . 5             CORPORATION
Information Incorporated by Reference. . . . . . . . . . . . . 5
Cautionary Note Regarding Forward-Looking
Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 5             COMMON STOCK
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . .6
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  14.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. The amounts shown are estimates, except for the registration fee.

               Registration Fee. . . . . . . . . . . . .  $ 4,844
               Nasdaq additional listing fee . . . . . .   17,500
               Legal fees and expenses . . . . . . . . .   25,000
               Accounting fees and expenses. . . . . . .   15,000
               Miscellaneous expenses. . . . . . . . . .    2,656
                                                          -------
                     TOTAL . . . . . . . . . . . . . . .  $65,000
                                                          =======


ITEM  15.  INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Article XXIII of our Amended and Restated Bylaws provides for indemnification of our directors, officers, employees and agents for expenses (including attorneys' fees), judgments or fines of any threatened, pending or completed action, suit or proceeding.

     Article 11 of our restated certificate of incorporation provides that directors shall not be liable for monetary damages resulting from a breach of their fiduciary duties, except for liability for any of the following: (1) any breach of the duty of loyalty to us and our stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) as provided under Section 174 of the Delaware General Corporation Law (which provides that directors are personally liable for unlawful dividends or unlawful stock repurchase or redemptions); or (4) any transaction from which a director personally derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of Article 11 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of any of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of
Article 11 shall not increase the personal liability of any of our directors for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of any of our directors existing hereunder prior to the time of such repeal or modification.

     We have entered into indemnity agreements with our directors and executive officers (each, an "Indemnitee" and collectively, the "Indemnitees"). The indemnity agreements provide a contractual right to indemnification to the Indemnitees for certain expenses incurred due to actions, suits or other proceedings brought against them in their capacity as directors, officers, employees or agents of us or any of our subsidiaries.

     We maintain director and officer liability insurance policies on behalf of any person who is or was a director or officer of us or our subsidiary companies providing for insurance against any liability incurred by him or her in any such capacity or arising out of his or her status as such. The policies contain various reporting requirements and exclusions.

ITEM  16.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

     (a)  EXHIBITS.

     EXHIBIT NO.      DESCRIPTION
     -----------      -----------

     4.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-2 (No. 33-62440))

     4.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 1996)

     4.3 Form of Common Stock Certificate (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1992)

     4.4 Rights Agreement dated as of July 31, 1992 between the Registrant and First National Bank of Boston, as rights agent (Incorporated by reference to the Registrant's Current Report on Form 8-K dated August 20, 1992)

     4.5* Warrant to purchase shares of Common Stock of the Registrant dated January 8, 2001 (originally issued on August 17, 1998) reissued to Scientific-Atlanta Strategic Investments, L.L.C.

     4.6* Letter Amendment, dated October 16, 2001, to Warrant to purchase shares of Common Stock of the Registrant dated January 8, 2001 (originally issued on August 17, 1998) reissued to Scientific-Atlanta Strategic Investments, L.L.C.

     4.7* Registration Rights Agreement, dated March 29, 2001, by and among the Registrant and Comcast Concurrent Holdings, Inc.

     5.1* Opinion of King & Spalding regarding the validity of the securities being registered

     23.1             Consent of KPMG  LLP

     23.2             Consent of Deloitte & Touche LLP

     23.3*            Consent  of  King  & Spalding (included as part of Exhibit
                      5.1)

     24*              Power of Attorney

_______________

     *     Previously filed.

ITEM  17.  UNDERTAKINGS.

     (a)     The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, Delaware Corporation law, the purchase agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of November, 2001.

                                      CONCURRENT COMPUTER CORPORATION


                                      By:  /s/  Steven R. Norton
                                         -------------------------------------
                                         Steven R. Norton
                                         Executive Vice President,
                                         Chief Financial Officer and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2001:

       Signature                              Title
       ---------                              -----

*                          Chairman of the Board and Director
-------------------------
Steve G. Nussrallah

*                          President, Chief Executive Officer and Director
-------------------------  (Principal Executive Officer)
Jack A. Bryant

/s/ Steven R. Norton       Executive Vice President, Chief Financial Officer and
-------------------------  Secretary (Principal Financial and Accounting Officer)
Steven R. Norton

*                          Director
-------------------------
Alex B. Best

*                          Director
-------------------------
Michael A. Brunner

*                          Director
-------------------------
Morton G. Handel

*                          Director
-------------------------
Bruce N. Hawthorne

*                          Director
-------------------------
C. Shelton James

*                          Director
-------------------------
Richard P. Rifenburgh

* By: /s/ Steven R. Norton
     ------------------------------
     Steven R. Norton
     Attorney-in-Fact

                                  EXHIBIT INDEX


     EXHIBIT NO.      DESCRIPTION
     -----------      -----------

     4.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-2 (No. 33-62440))

     4.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 1996)

     4.3 Form of Common Stock Certificate (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1992)

     4.4 Rights Agreement dated as of July 31, 1992 between the Registrant and First National Bank of Boston, as rights agent (Incorporated by reference to the Registrant's Current Report on Form 8-K dated August 20, 1992)

     4.5* Warrant to purchase shares of Common Stock of the Registrant dated January 8, 2001 (originally issued on August 17, 1998) reissued to Scientific-Atlanta Strategic Investments, L.L.C.

     4.6* Letter Amendment, dated October 16, 2001, to Warrant to purchase shares of Common Stock of the Registrant dated January 8, 2001 (originally issued on August 17, 1998) reissued to Scientific-Atlanta Strategic Investments, L.L.C.

     4.7* Registration Rights Agreement, dated March 29, 2001, by and among the Registrant and Comcast Concurrent Holdings, Inc.

     5.1* Opinion of King & Spalding regarding the validity of the securities being registered

     23.1             Consent of KPMG  LLP

     23.2             Consent of Deloitte & Touche LLP

     23.3*            Consent  of  King  & Spalding (included as part of Exhibit
                      5.1)

     24*              Power of Attorney

_______________

     *    Previously filed.